UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210

San Jose, California 95134

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2020 Annual Meeting of Stockholders of the Company held on May 26, 2020 (the “2020 Annual Meeting”), stockholders voted and approved an amendment to the Company’s certificate of incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares (the “May Amendment”). On May 26, 2020, Energous Corporation (the “Company”) filed a Certificate of Amendment of Second Amended and Restated Certificate of Incorporation (the “May Certificate of Amendment”) reflecting the May Amendment.

The Company’s Board of Directors subsequently determined that disclosure contained in the definitive proxy statement disseminated to the Company’s stockholders in connection with the 2020 Annual Meeting included an inadvertent drafting error referring to the resolution related to the May Amendment as non-routine instead of routine. In particular, the proxy statement suggested that brokers would not have discretionary authority with respect to the approval of the May Amendment, even though, consistent with applicable rules, discretionary voting is permitted.

While the Company’s Board of Directors believes it was and is appropriate to include the votes brokers cast pursuant to their discretionary authority and that the May Amendment has been properly approved and is effective, out of an abundance of caution, the Company’s Board of Directors has unanimously resolved to resubmit the proposal to approve an amendment to the Company’s certificate of incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares for approval of the stockholders.

Accordingly, on July 24, 2020, the Company held a virtual special meeting of stockholders (the “Special Meeting”) exclusively online via live webcast. As described in Item 5.07 below, holders of the Company’s common stock voted at the Special Meeting to approve an amendment to the Company’s certificate of incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares.

On July 27, 2020, the Company filed a Certificate of Correction to the May Certificate of Amendment (the “Certificate of Correction”) with the Secretary of State of the State of Delaware that serves to nullify the increase in the number of authorized shares and the increase in the number of authorized shares of common stock included in the May Certificate of Amendment. In the interim, no shares of common stock were issued by the Company in excess of the Company’s 50,000,000 authorized shares of common stock. A copy of the Certificate of Correction is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

On July 27, 2020, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of Second Amended and Restated Certificate of Incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares. A copy of the Certificate of Amendment of Second Amended and Restated Certificate of Incorporation is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the matters described below were voted on and the numbers of votes cast with respect to each matter were as indicated. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on June 17, 2020 (the “Record Date”). Present at the Special Meeting or represented by proxy were holders of 29,731,093 shares of common stock representing a total of 29,731,093 votes, or more than 72.73% of the eligible votes as of the Record Date, constituting a quorum.

(1) Holders of the Company’s common stock voted to approve an amendment to the Company’s certificate of incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares, as follows:

Shares voted in favor:	23,232,831
Shares voted against:	6,239,126
Shares abstaining:	259,136

(2) Holders of the Company’s common stock voted to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Proposal 1 at the time of the Special Meeting, as follows:

Shares voted in favor:	23,833,096
Shares voted against:	5,443,654
Shares abstaining:	454,343

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Correction of the Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Energous Corporation, filed on July 27, 2020

3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Energous Corporation, filed on July 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2020	By:	/s/ Brian Sereda
Brian Sereda
Senior Vice President & Chief Financial Officer